Exhibit 10.10

SHIPSALES CONTRACT

FOR

CONSTRUCTION AND SALE

OF

ONE (1) DEADWEIGHT 60,200 METRIC TON TYPE

SINGLE SCREW MOTOR BULK CARRIER

(HULL NO.             )

BETWEEN

[SUBSIDIARY]

AS BUYER

AND

SUMITOMO CORPORATON

AS SELLER

PREAMBLE	5

ARTICLE I – DESCRIPTION AND CLASS	6
1. Description:	6
2. Dimension and Characteristics:	6
3. Classifications, Rules and Regulations:	7
4. Subcontracting:	7
5. Registration:	7

ARTICLE II – CONTRACT PRICE AND TERMS OF PAYMENT	8
1. CONTRACT PRICE:	8
2. Currency:	8
3. Terms of Payment:	8
4. Method of Payment:	9

ARTICLE III – ADJUSTMENT OF CONTRACT PRICE	11
1. Delivery:	11
2. Speed:	12
3. Fuel Consumption:	13
4. Deadweight:	13
5. Effect of Rescission:	14

ARTICLE IV – APPROVAL OF PLANS AND DRAWINGS AND INSPECTION DURING CONSTRUCTION	15
1. Approval of Plans and Drawings:	15
2. Appointment of BUYER’s REPRESENTATIVE:	15
3. Inspection by REPRESENTATIVE:	16
4. Facilities:	17
5. Liability of SELLER and/or BUILDER:	17
6. Responsibility of BUYER:	18

ARTICLE V – MODIFICATIONS	19
1. Modifications of SPECIFICATIONS:	19
2. Change in Class, etc.:	19
3. Substitution of Materials:	20

ARTICLE VI – TRIALS	21
1. Notice:	21
2. Weather Condition:	21
3. How Conducted:	21
4. Method of Acceptance or Rejection:	22
5. Effect of Acceptance:	23
6. Disposition of Surplus Consumable Stores:	23

ARTICLE VII – DELIVERY	24
1. Time and Place:	24
2. When and How Effected:	24
3. Documents to be Delivered to BUYER:	24
4. Tender of VESSEL:	25
5. Title and Risk:	25
6. Removal of VESSEL:	26

ARTICLE VIII – DELAYS AND EXTENSION OF TIME FOR DELIVERY (FORCE MAJEURE)	27
1. Causes of delay:	27
2. Notice of delay:	28
3. Definition of Permissible Delay:	28
4. Right to Rescind for Excessive Delay:	28

ARTICLE IX – WARRANTY OF QUALITY	30
1. Warranty:	30
2. Notice of Defects:	30
3. Remedy of Defects:	30
4. Extent of SELLER’s and/or the BUILDER’s Responsibility:	31

ARTICLE X – RESCISSION BY BUYER	33
1. Notice:	33
2. Definition of the SELLER’s Default:	33
3. Refund by SELLER:	33
4. Discharge of Obligations:	34

ARTICLE XI – BUYER’S DEFAULT	35
1. Definition of Default:	35
2. Interest and Charge:	35
3. Effect of Default:	36
4. Sale of VESSEL:	37

ARTICLE XII – INSURANCE	39
1. Extent of Insurance Coverage:	39
2. Application of Recovered Amount:	39
3. Termination of SELLER’s Obligation to Insure:	40

ARTICLE XIII – DISPUTE AND ARBITRATION	41
1. Proceedings:	41
2. Notice of Award:	42
3. Expenses:	42
4. Entry in Court:	42
5. Alteration of DELIVERY DATE:	42

ARTICLE XIV – RIGHT OF ASSIGNMENT	43

ARTICLE XV – TAXES AND DUTIES	44
1. Taxes and Duties in Japan:	44
2. Taxes and Duties outside Japan:	44

ARTICLE XVI – PATENTS, TRADEMARKS, COPYRIGHTS, ETC.	45
1. Patents, Trademarks and Copyrights:	45
2. General Plans, SPECIFICATIONS and Working Drawings:	45

ARTICLE XVII – BUYER’S SUPPLIES	46
1. Responsibility of BUYER:	46
2. Responsibility of SELLER:	47

ARTICLE XVIII – NOTICE	48
1. Address:	48

2. Language:	48

ARTICLE XIX – EFFECTIVE DATE OF CONTRACT	49

ARTICLE XX – INTERPRETATION	50
1. Laws Applicable:	50
2. Discrepancies:	50
3. Entire Agreement:	50

ARTICLE XXI – CONFIDENTIALITY	51

ARTICLE XXII – COMPLIANCE AND ANTI-BRIBERY	52

THIS CONTRACT, made this                     , by and between                     , having its principal registered office at Trust Company Complex, Ajeltake Road, Ajeltake Island, Majuro, Marshall Islands, MH96960 (hereinafter called the “BUYER”), the party of the first part and guaranteed by Scorpio Bulkers Inc. (hereinafter called the “BUYER’S GUARANTOR”), and SUMITOMO CORPORATION, a corporation organized and existing under the laws of Japan, having its principal office at 1-8-11, Harumi, Chuo-ku, Tokyo, Japan (hereinafter called the “SELLER”), the party of the second part,

WITNESSETH:

In consideration of the mutual covenants herein contained, the SELLER, subcontracting to MITSUI ENGINEERING & SHIPBUILDING CO., LTD., a corporation organized and existing under the laws of Japan, having its principal office at 6-4, Tsukiji 5-chome, Chuo-ku, Tokyo, Japan (hereinafter called the “BUILDER”) agrees to design, build, launch, equip and complete at its Chiba Works, and sell and deliver to the BUYER one (1) DEADWEIGHT 60,200 METRIC TON TYPE SINGLE SCREW MOTOR BULK CARRIER, more fully described in Article I hereof (hereinafter called the “VESSEL”), and the BUYER agrees to purchase and take delivery of the VESSEL from the SELLER and to pay for the same, all upon the terms and conditions hereinafter set forth.

The SELLER has an option to cause the BUILDER to design, build, launch, equip and complete the VESSEL at its Tamano Works, instead of the aforesaid Chiba Works, which shall be declared to the BUYER by the SELLER not later than                     .

Aforesaid Chiba Works or, if so declared, Tamano Works shall hereinafter be referred to as the “SHIPYARD”.

ARTICLE I – DESCRIPTION AND CLASS

1.	Description:

The VESSEL shall have the BUILDER’s Hull No.             and shall be designed, constructed, equipped and completed in accordance with the provisions of this CONTRACT, and the Specification and the General Arrangement Plan of even date herewith (hereinafter collectively called the “SPECIFICATIONS”) signed by each of the parties hereto for the VESSEL and attached hereto and made an integral part hereof.

2.	Dimension and Characteristics:

The VESSEL shall have the following characteristics and dimensions:

Length, overall	max.199.99m
Length, between perpendiculars	193.00m
Breadth, moulded	32.25m
Depth, moulded	18.50m
Designed load draft, moulded	11.20m
Scantling draft, moulded	12.92m
Gross tonnage (International)	abt. 35,000
Propelling Machinery	One (1) set of two-stroke cycle, crosshead, direct reversible, turbocharged diesel engine, Mitsui-MAN B & W M.C.R. x 99min-1 N.S.R. x 93.8min-1
Deadweight, guaranteed	60,106 metric tons on an even keel scantling moulded draft of 12.92 m in sea water of specific gravity of 1.025.
Trial Speed, guaranteed	15.2 knots on trial condition of approx. 26,700 metric tons displacement with clean bottom, deep water, no wave, no current and no wind at (N.S.R.) of the main engine.
Fuel consumption, guaranteed	g/kW/h to be determined on the official shop trial of the engine at N.S.R. of based on ISO reference conditions when using such diesel oil having lower calorific value of 42.7MJ/kg of fuel.

The details of the above particulars as well as the definitions and method of measurements and calculations are as indicated in the SPECIFICATIONS.

3.	Classifications, Rules and Regulations:

The VESSEL, including its machinery, equipment and outfitting shall be constructed in accordance with the rules (the edition and amendments thereto being in force as of the date of this CONTRACT) of and under special survey of                      (hereinafter called the “CLASSIFICATION SOCIETY”), and shall be distinguished in the register by the symbol of                     , however, the VESSEL’s design to be based on                      and to be reviewed by the CLASSIFICATION SOCIETY.

Decisions of the CLASSIFICATION SOCIETY as to compliance or non-compliance with the classification shall be final and binding upon both parties hereto.

The VESSEL shall also comply with the rules, regulations and requirements of other regulatory bodies as described in the SPECIFICATIONS in effect as of the date of this CONTRACT.

4.	Subcontracting:

The SELLER may, at its sole discretion and responsibility, cause the BUILDER to subcontract any portion of the construction work of the VESSEL provided always that the SELLER shall in all circumstances remain liable for delivery of the VESSEL to the BUYER in accordance with the terms of this CONTRACT

5.	Registration:

The VESSEL shall be registered by the BUYER at its own cost and expense under the laws of the Republic of Marshall Islands with its home port of Majuro, the Marshall Islands at the time of its delivery and acceptance hereunder.

(End of Article)

ARTICLE II – CONTRACT PRICE AND TERMS OF PAYMENT

1.	CONTRACT PRICE:

The purchase price of the VESSEL is United States Dollars                     , net receivable by the SELLER (hereinafter called the “CONTRACT PRICE”), which is exclusive of the BUYER’S SUPPLIES as provided in Article XVII hereof and shall be subject to upward or downward adjustment, if any, as hereinafter set forth in this CONTRACT.

2.	Currency:

Any and all payments under this CONTRACT shall be made in United States Dollars.

3.	Terms of Payment:

The CONTRACT PRICE shall be paid by the BUYER to the SELLER in Installments as follows:

(a)	1st Installment:

The sum of United States Dollars                     being 40% of the CONTRACT PRICE shall be paid upon signing of this CONTRACT and receipt by the BUYER of the Corporate Refund Guarantee in the form attached at Schedule 1 hereto.

(b)	2nd Installment:

The sum of United States Dollars                     shall be paid one year after the EFFECTIVE DATE of this CONTRACT (hereinafter the “EFFECTIVE DATE PLUS ONE YEAR”).

(c)	3rd Installment:

The sum of United States Dollars                     shall be paid upon seven (7) months prior to the last day of the one (1) month delivery range of the VESSEL specified in Paragraph 1 of Article VII of the CONTRACT.

(d)	4th Installment:

The sum of United States Dollars                     , plus any increase or minus any decrease due to adjustment of the CONTRACT PRICE hereunder,

shall be paid upon delivery of the VESSEL to the BUYER in accordance with this CONTRACT.

4.	Method of Payment:

(a)	1st Installment:

Within four (4) business days (business days mean days, other than Saturday, Sunday and national holidays, on which leading banks in Japan, Netherlands, Monaco and New York are open for business of foreign exchange, remittance and lending of money (hereinafter called the “BUSINESS DAYS”)) after the date of signing of this CONTRACT and receipt by the BUYER of the Corporate Refund Guarantee in the form attached Schedule 1, the BUYER shall remit the amount of this Installment by telegraphic transfer to a bank to be nominated by the SELLER (hereinafter called the “BANK”) for the account of the SELLER

(b)	2nd Installment:

Within four (4) BUSINESS DAYS after the EFFECTIVE DATE PLUS ONE YEAR and receipt by the BUYER of an invoice for the respective amount, the BUYER shall remit the amount of this Installment by telegraphic transfer to the BANK for the account of the SELLER.

(c)	3rd Installment:

Within four (4) BUSINESS DAYS after the date that is seven (7) months prior to the last day of the one (1) month delivery range of the VESSEL specified in Paragraph 1 of Article VII of this CONTRACT and receipt by the BUYER of an invoice for the respective amount, the BUYER shall remit the amount of this Installment by telegraphic transfer to the BANK for the account of the SELLER.

(d)	4th Installment:

For the purpose of calculating the amount due upon delivery of the VESSEL, the parties hereto agree to determine the actual purchase price of the VESSEL within two (2) business days after the completion of sea trial (but not later than seven (7) business days prior to the scheduled delivery date of the VESSEL in accordance with Article VII hereof).

The amount of 4th Installment with adjustment of the CONTRACT PRICE in accordance with the provisions of this CONTRACT shall be deposited by the BUYER in cash to the SELLER’s BANK without allocation to an account three (3) BUSINESS DAYS before the scheduled date of delivery of the VESSEL and shall be released to the SELLER’s account against presentation by the SELLER to the said BANK of a photostatic copy of PROTOCOL OF DELIVERY AND

ACCEPTANCE for the VESSEL as set forth in Paragraph 3 of Article VII hereof duly signed by the BUYER and the SELLER.

In addition, the BUYER shall, concurrently with delivery of the VESSEL, pay to the SELLER the amount covering any increase in the purchase price of the VESSEL between the time of determination of the said actual purchase price and the time of delivery of the VESSEL, as well as any other expenses for the account of the BUYER pursuant to the terms of this CONTRACT.

No payment under this CONTRACT shall be delayed or withheld by the BUYER on account of any dispute or disagreement of whatever nature arising between the parties hereto.

  All payments by the BUYER to SELLER hereunder shall be made by means of telegraphic transfer.

With exception of 1st Installment, the SELLER shall issue the invoices for the respective amounts.

(End of Article)

ARTICLE III – ADJUSTMENT OF CONTRACT PRICE

The CONTRACT PRICE shall be subject to adjustment, as hereinafter set forth, in the event of the following contingencies (it being understood by both parties that any reduction of the CONTRACT PRICE is by way of liquidated damages and not by way of penalty):

1.	Delivery:

(a)

No adjustment shall be made and the CONTRACT PRICE shall remain unchanged for the first thirty (30) days of delay in delivery of the VESSEL beyond the DELIVERY DATE as defined in Article VII hereof (ending as of twelve o’clock midnight of the thirtieth (30th) day of delay).

(b)

If the delivery of the VESSEL is delayed more than thirty (30) days after the DELIVERY DATE, then, in such event, beginning at twelve o’clock midnight of the thirtieth (30th) day after the DELIVERY DATE, the CONTRACT PRICE shall be reduced by deducting the sum of US$             for each full day of delay thereafter.

However, the total reduction in the CONTRACT PRICE shall not be more than as would be the case for a delay of one hundred and fifty (150) days, counting from midnight of the thirtieth (30th) day after the DELIVERY DATE at the above specified rate of reduction.

(c)

But, if the delay in delivery of the VESSEL should continue for a period of more than one hundred and fifty (150) days from the thirty-first (31st) day after the DELIVERY DATE, then in such event, and after such period has expired, the BUYER may at its option rescind this CONTRACT in accordance with the provisions of Article X hereof. The SELLER may, at any time after the expiration of one hundred and eighty (180) days of delay in delivery, if the BUYER has not served notice of rescission as provided in Article X hereof, demand in writing that the BUYER shall make an election, in which case the BUYER shall, within fifteen (15) days after such demand is received by the BUYER, notify the SELLER of its intention either to rescind this CONTRACT or to consent to the acceptance of the VESSEL at an agreed future date at a reduction in the CONTRACT PRICE as above provided for delay of one hundred and fifty (150) days only, that is, at a total reduction of US$            ; it being understood by the parties hereto that, if the VESSEL is not delivered by such future date, the BUYER shall have the same right of rescission upon the same terms and conditions as hereinabove provided.

(d)

If the BUYER requests in writing that the delivery of the VESSEL be made earlier than the DELIVERY DATE, and if the delivery of the VESSEL is made, in response to such request of the BUYER, more than thirty (30) days earlier than the DELIVERY DATE, then, in such event, beginning with the thirty-first (31st) day prior to the DELIVERY DATE, the CONTRACT PRICE of the VESSEL shall be increased by adding thereto US$            .- for each full day (it being understood that the SELLER’s request for early delivery shall be in no way construed as change or alteration of the DELIVRY DATE under this CONTRACT).

(e)

For the purpose of this Article, the delivery of the VESSEL shall be deemed to be delayed when and if the VESSEL, after taking into full account all postponements of the DELIVERY DATE by reason of delays, alteration, postponement and/or extension as provided in Article VI, VIII, XIII, and/or XVII, always provided that such delays, alterations, postponement and/or extension are not caused by SELLER/BUILDER’s default is not delivered by the DELIVERY DATE.

2.	Speed:

(a)

The CONTRACT PRICE shall not be affected or changed by reason of the actual speed of the VESSEL, as determined by trial runs in accordance with the SPECIFICATIONS, being less than three-tenths (3/10) of a knot below the guaranteed speed of the VESSEL.

(b)

However, commencing with and including such deficiency of three-tenths (3/10) of a knot in actual speed below the guaranteed speed of the VESSEL, the CONTRACT PRICE shall be reduced as follows (fractions of one-tenth (1/10) of a knot to be prorated):

For Three-tenths (3/10) of a knot

A total sum of US$

For Four-tenths (4/10) of a knot

A total sum of US$

For Five-tenths (5/10) of a knot

A total sum of US$

For Six-tenths (6/10) of a knot

A total sum of US$

For Seven-tenths (7/10) of a knot

A total sum of US$

For Eight-tenths (8/10) of a knot

A total sum of US$

For Nine-tenths (9/10) of a knot

A total sum of US$

For One (1) knot

A total sum of US$

(c)

If the deficiency in the actual speed of the VESSEL as determined by trial runs is more than one (1) full knot below the guaranteed speed of the VESSEL, then the BUYER may, at its option, reject the VESSEL and rescind this CONTRACT in accordance with the provisions of Article X hereof, or may accept the VESSEL at a reduction of US$             in the CONTRACT PRICE as above specified for one (1) full knot only.

3.	Fuel Consumption:

(a)

The CONTRACT PRICE shall not be affected or changed by reason of the actual fuel consumption of the VESSEL, as determined by official shop trial as per the SPECIFICATIONS, being not more than five percent (5%) over the guaranteed fuel consumption of the VESSEL.

(b)

However, for each full one percent (1%) in excess of five percent (5%), fractions of one percent (1%) to be prorated, in the actual fuel consumption over the guaranteed fuel consumption of the VESSEL, the CONTRACT PRICE shall be reduced by the sum of US$             up to maximum of nine percent (9%) over the guaranteed fuel consumption of the VESSEL.

(c)

If such actual fuel consumption exceeds nine percent (9%) over the guaranteed fuel consumption of the VESSEL, the BUYER may, at its option, reject the VESSEL and rescind this CONTRACT in accordance with the provisions of Article X hereof, or may accept the VESSEL at a reduction in the CONTRACT PRICE as above specified for nine percent (9%) only, that is, at a total reduction of US$            .

4.	Deadweight:

(a)

The CONTRACT PRICE shall not be affected or changed by reason of the actual deadweight of the VESSEL, as determined in accordance with the SPECIFICATIONS, being six hundred (600) metric tons or less below the guaranteed deadweight of the VESSEL.

(b)

However, if such deficiency in the actual deadweight below the guaranteed deadweight of the VESSEL is more than six hundred (600) metric tons, the CONTRACT PRICE shall be reduced by the sum of US$            for each one (1) metric ton of such deficiency being more than six hundred (600) metric tons, up to a maximum of one thousand eighty hundred (1,800) metric tons less than the guaranteed deadweight of the VESSEL (any fractions less than one (1) metric ton to be counted as one (1) metric ton).

(c)

In the event of such deficiency in the actual deadweight of the VESSEL being more than one thousand eighty hundred (1,800) metric tons, then, the BUYER may, at its option, reject the VESSEL and rescind this CONTRACT in accordance with the provisions of Article X hereof or accept the VESSEL at a reduction in the CONTRACT PRICE as above provided for one thousand eighty hundred (1,800) metric tons only, that is, at a total reduction of US$            .

5.	Effect of Rescission:

It is expressly understood and agreed by the parties hereto that in any case, if the BUYER rescinds this CONTRACT under this Article, the BUYER shall not be entitled to any liquidated damages arising out of this Article.

(End of Article)

ARTICLE IV – APPROVAL OF PLANS AND DRAWINGS AND

INSPECTION DURING CONSTRUCTION

1.	Approval of Plans and Drawings:

(a)

The SELLER shall cause the BUILDER to submit to the BUYER one (1) copy of the plans and drawings for its approval at its address as set forth in Article XVIII hereof. The BUYER shall, within twenty one (21) days after receipt of the same, send to the BUILDER the comment sheet(s), the format of which was agreed by the BUYER and the SELLER and/or the BUILDER, with the BUYER’s approval or comments written thereon, if any. A list of the plans and drawings to be so submitted to the BUYER shall be mutually agreed upon between the parties hereto.

(b)

In the event that the BUYER shall fail to return the said comment sheet(s) to the BUILDER within the time limit as hereinabove provided, such plans and drawings shall be deemed to have been automatically approved without any comment.

2.	Appointment of BUYER’s REPRESENTATIVE:

The BUYER may send to and maintain at the SHIPYARD, at the BUYER’s own cost and expense, one (1) representative who shall be duly authorized in writing by the BUYER (hereinafter called the “REPRESENTATIVE”) to act on behalf of the BUYER and one (1) assistant in connection with attendance to the tests and inspections relating to the VESSEL, its machinery, equipment and outfitting, and any other matters for which he is specifically authorized by the BUYER. In the event that the BUYER should designate such REPRESENTATIVE, it shall give an advance notice to the SELLER and/or the BUILDER of the name of the REPRESENTATIVE, the limits of his authority and any other pertinent information concerning the same.

The BUYER may elect however to send up to four (4) officers to attend the sea trial of the VESSEL and ship’s crew to attend the VESSEL in the SHIPYARD after the sea trial of the VESSEL for familiarization purposes (hereinafter collectively called the “CREW”).

The BUYER undertakes and assures that the BUYER’s appointed REPRESENTATIVE, the assistant and the CREW shall not, whilst carrying out the REPRESENTATIVE’s and his assistant’s inspection as specified in this CONTRACT, obstruct the normal construction schedule of the VESSEL. The

REPRESENTATIVE, the assistant and the CREW shall observe the work’s rules prevailing at the BUILDER’s and subcontractors’ premises.

3.	Inspection by REPRESENTATIVE:

The necessary inspections of the VESSEL, its machinery, equipment and outfitting shall be carried out by the CLASSIFICATION SOCIETY, other regulatory bodies and/or an inspection team of the BUILDER throughout the entire period of construction, in order to ensure that the construction of the VESSEL is duly performed in accordance with this CONTRACT and the SPECIFICATIONS. The REPRESENTATIVE and his assistant shall have, during construction of the VESSEL, the right to attend such tests and inspections of the VESSEL, its machinery and equipment as are mutually agreed between the BUYER and the SELLER and/or the BUILDER. The SELLER shall cause the BUILDER to give a notice to the REPRESENTATIVE reasonably in advance of the date and place of such tests and inspections to be attended by him for his convenience. Failure of the REPRESENTATIVE to be present at such tests and inspections after due notice to him as above provided shall be deemed to be a waiver of his right to be present.

The REPRESENTATIVE shall notify the SELLER and/or the BUILDER promptly, in writing, in the event that he discovers any construction or material, which he believes, does not or will not conform to the requirements of this CONTRACT or the SPECIFICATIONS; and shall likewise advise and consult with the SELLER and/or the BUILDER in all matters pertaining to the building of the VESSEL, as may be required by the SELLER and/or the BUILDER or as the REPRESENTATIVE may deem necessary. The SELLER shall, provided that such notice is received by the SELLER and/or the BUILDER without delay after discovery by the REPRESENTATIVE of such non-conformity as aforesaid, cause the BUILDER to comply with any such demands concerning alterations, which in the judgment of the BUILDER are not contradictory to this CONTRACT or the SPECIFICATIONS, provided however, that any and all demands of the REPRESENTATIVE with regard to building, arrangement and outfitting of the VESSEL shall be in writing and shall be submitted to specially authorized representatives of the BUILDER, whom the SELLER shall cause the BUILDER to designate for such purpose and that the BUYER undertakes and assures the SELLER and/or the BUILDER that the REPRESENTATIVE and his assistant shall carry out their inspection in accordance with usual shipbuilding practice and in such a way as to avoid increase in building costs and delays in the construction of the VESSEL. However, if the REPRESENTATIVE fail to submit to the SELLER and/or the BUILDER without delay any such demand concerning alterations with respect to the building, arrangement or outfit of the VESSEL, her engines or accessories, or any other items or matters in connection herewith, which the REPRESENTATIVE have examined or inspected or attended at the tests thereof under this CONTRACT or the SPECIFICATIONS, the REPRESENTATIVE shall be deemed to have approved the same and shall be precluded from making any demand for alterations or other complaints with respect thereto at a later date. In all working hours during the construction of the VESSEL until delivery thereof, the REPRESENTATIVE and his assistant shall be given free and ready access to the VESSEL, its engines and accessories, and to other place where work is being done, or materials are being processed or stored, in connection with the construction of the VESSEL, including the yards, workshops and stores of the BUILDER, and the premises of subcontractors of the BUILDER, who are doing work or storing materials in connection with the VESSEL’s construction.

In the event any disputes arise between the REPRESENTATIVE and the SELLER and/or the BUILDER, the BUYER and the SELLER and/or the BUILDER shall try to settle the dispute by negotiation. Should the dispute not be settled by the negotiation either the SELLER and/or the BUILDER or the BUYER may refer such dispute to arbitration as per Article XIII.

4.	Facilities:

The SELLER shall cause the BUILDER to furnish the REPRESENTATIVE and his assistant, with adequate office space, and such other reasonable facilities according to the BUILDER’s practice at, or in the immediate vicinity of, the SHIPYARD (or the sub-contractor’s facility, as much as practically possible, if any part of the construction is sub-contracted) as may be necessary to enable him to effectively carry out his duties.

5.	Liability of SELLER and/or BUILDER:

The REPRESENTATIVE, his assistant and the CREW shall at all times be deemed to be the employees of the BUYER and neither of the SELLER nor the BUILDER. The SELLER and the BUILDER shall be under no liability whatsoever to the BUYER, the REPRESENTATIVE, his assistant and the CREW for personal injuries, including death, suffered during the time when he or they are on the VESSEL, or within the premises of either the SELLER or the BUILDER or its subcontractors, or are otherwise engaged in and about the construction of the VESSEL, unless, however, such personal injuries, including death, were caused by a gross negligence and/or willful misconduct of the SELLER and/ or the BUILDER, or of any of their employees or agents or subcontractors. Nor shall the SELLER and/or the BUILDER be under any liability whatsoever to the BUYER, the REPRESENTATIVE, his assistant and the CREW for damage to, or loss or destruction of property of the BUYER or of the REPRESENTATIVE, his assistant and the CREW, unless such damage, loss or destruction were caused by a gross negligence and/or willful misconduct of the SELLER or the BUILDER, or of any of its employees or agents or subcontractors.

6.	Responsibility of BUYER:

The BUYER shall undertake and assure that the REPRESENTATIVE, his assistant and the CREW shall carry out his duties hereunder in accordance with the normal shipbuilding practice of the BUILDER and in such a way as to avoid any unnecessary increase in building cost, delay in the construction of the VESSEL, and/or any disturbance in the construction schedule of the BUILDER.

The SELLER has the right to request the BUYER to replace the REPRESENTATIVE, his assistant and the CREW who is/are reasonably proven to be unsuitable and unsatisfactory for the proper progress of the VESSEL’S construction. The BUYER shall investigate the situation by sending its representative(s) to the SHIPYARD if necessary, and if the BUYER considers that such SELLER’s and/or the BUILDER’s request is justified, the BUYER shall effect such replacement as soon as arrangeable.

(End of Article)

ARTICLE V – MODIFICATIONS

1.	Modifications of SPECIFICATIONS:

The SPECIFICATIONS may be modified and/or changed by prior written agreement of the parties hereto, provided that such modifications and/or changes or an accumulation thereof will not, in the SELLER’S and/or the BUILDER’s judgment, acting reasonably, adversely affect the BUILDER’s planning or program in relation to the BUILDER’s other commitments, and provided, further, that the BUYER shall first agree, before such modifications and/or changes are carried out, to alterations in the CONTRACT PRICE, the DELIVERY DATE as defined in Article VII hereof and other terms and conditions of this CONTRACT and the SPECIFICATIONS occasioned by or resulting from such modifications and/or changes.

Such agreement may be effected by exchange of letters signed by the authorized representatives of the parties hereto or by facsimile confirmed by such letters manifesting agreements of the parties hereto which shall constitute amendments to this CONTRACT and/or the SPECIFICATIONS.

The SELLER may cause the BUILDER to make minor changes to the SPECIFICATIONS, if found necessary for introduction of improved production methods or otherwise, provided that the SELLER and/or the BUILDER shall first obtain the BUYER’s approval which shall not be unreasonably withheld.

2.	Change in Class, etc.:

In the event that, after the date of this CONTRACT, any requirements as to class, or as to rules and regulations to which the construction of the VESSEL is required to conform are altered or changed by the CLASSIFICATION SOCIETY or the other regulatory bodies authorized to make such alterations or changes, the following provisions shall apply:

(a)

If such alterations or changes are compulsory and the VESSEL is required to comply therewith by the time of its delivery to the BUYER, either of the parties hereto, upon receipt of such information from the CLASSIFICATION SOCIETY or other regulatory bodies, shall promptly transmit the same to the other in writing, and the SELLER shall thereupon cause the BUILDER to incorporate such alterations or changes into the construction of the VESSEL provided that the BUYER shall first agree to adjustments required by the SELLER and/or the BUILDER in the CONTRACT PRICE, the DELIVERY DATE as defined in Article VII hereof and other terms and conditions of this

CONTRACT and the SPECIFICATIONS occasioned by or resulting from such alterations or changes.

(b)

If such alterations or changes are not compulsory for the VESSEL, but the BUYER desires to incorporate such alterations or changes into the construction of the VESSEL, then the BUYER shall notify the SELLER and/or the BUILDER of such intention.

The SELLER may cause the BUILDER to accept such alterations or changes, provided that such alterations or changes will not, in the judgment of the SELLER and/or the BUILDER, adversely affect the BUILDER’s planning or program in relation to the BUILDER’s other commitments, and provided, further, that the BUYER shall first agree to adjustments required by the SELLER and/or the BUILDER in the CONTRACT PRICE, the DELIVERY DATE as defined in Article VII hereof and other terms and conditions of this CONTRACT and the SPECIFICATIONS occasioned by or resulting from such alterations or changes.

Agreement as to such alterations or changes under this Paragraph shall be made in the same manner as provided in Paragraph 1 of this Article for modifications or changes to the SPECIFICATIONS.

3.	Substitution of Materials:

In the event that any of the materials required by the SPECIFICATIONS or otherwise under this CONTRACT for the construction of the VESSEL cannot be procured in time or are in short supply to maintain the DELIVERY DATE as defined in Article VII hereof of the VESSEL provided always that SELLER can evidence that the BUILDER has used reasonable endeavours to procure the same , the SELLER may, provided that the BUYER shall so agree in writing, cause the BUILDER to supply other materials capable of meeting the requirements of the CLASSIFICATION SOCIETY and of the rules, regulations and requirements with which the construction of the VESSEL must comply.

Any agreement as to such substitution of materials shall be effected in the manner provided in Paragraph 1 of this Article, and shall, likewise, include alterations in terms and conditions of this CONTRACT occasioned by or resulting from such substitution, however, the CONTRACT PRICE in this CONTRACT shall not be affected by such substitution of materials unless otherwise mutually agreed by both parties hereto.

(End of Article)

ARTICLE VI – TRIALS

1.	Notice:

The BUYER shall receive from the SELLER and/or the BUILDER at least fourteen (14) days prior notice in writing or by facsimile confirmed in writing of the time and place of the trial run of the VESSEL, and the BUYER shall promptly acknowledge receipt of such notice. The BUYER shall have its REPRESENTATIVE on board the VESSEL to witness such trial run.

Failure in attendance of the REPRESENTATIVE of the BUYER at the trial run of the VESSEL for any reason whatsoever after due notice to the BUYER as above provided shall be deemed to be a waiver by the BUYER of its right to have its REPRESENTATIVE on board the VESSEL at the trial run, and the SELLER may cause the BUILDER to conduct the trial run without the REPRESENTATIVE of the BUYER being present, and in such case the BUYER shall be obliged to accept the VESSEL on the basis of a certificate of the BUILDER that the VESSEL, upon trial run, is found to conform to this CONTRACT and the SPECIFICATIONS.

2.	Weather Condition:

The trial run shall be carried out under the weather condition which is deemed acceptable by the SELLER acting reasonably . In the event of unfavorable weather on the date specified for the trial run, the same shall take place on the first available day thereafter that the weather condition permits.

It is agreed that, if during the trial run of the VESSEL, the weather should suddenly become so unfavorable that orderly conduct of the trial run can no longer be continued, the trial run shall be discontinued and postponed until the first favorable day next following, unless the BUYER shall consent in writing to acceptance of the VESSEL on the basis of the trial run already made before such discontinuance has occurred.

Any delay of trial run caused by such unfavorable weather condition may, at the SELLER’s sole discretion, operate to postpone the DELIVERY DATE as defined in Article VII hereof up to the period of delay involved and such delay shall be deemed as a permissible delay in the delivery of the VESSEL.

3.	How Conducted:

(a)

All the expenses in connection with the trial run are to be for the account of the SELLER and the SELLER shall cause the BUILDER to provide at its own expense the necessary crew to comply with conditions of safe navigation. The trial run shall be conducted in the manner prescribed in the SPECIFICATIONS, and shall prove fulfillment of the performance requirements for the trial run as set forth in the SPECIFICATIONS. The course of trial run shall be determined by the BUILDER.

(b)

Notwithstanding the foregoing, lubricating oils, hydraulic oils and greases necessary for the trial run of and/or tests of machinery for the VESSEL shall be supplied by the BUYER at the SHIPYARD or premises of the BUILDER’s subcontractors in accordance with the time schedule to be designated by the SELLER, and the SELLER shall pay the BUYER upon delivery of the VESSEL the cost of the quantities of lubricating oils and greases consumed during the tests and trial run at the original purchase price. In measuring the consumed quantity, lubricating oils and greases remaining in the main engine, other machinery and their pipes, stern tube and the like, shall be excluded. The quantity of lubricating oils and greases to be supplied by the BUYER shall be in accordance with the instruction of the BUILDER.

The SELLER shall cause the BUILDER to supply necessary fuel oils for trial run in accordance with the instructions of the BUYER. The BUYER shall take over and pay remaining fuel oil on board the VESSEL at the time of delivery at BUILDER’s original purchase price as evidenced by receipts a copy of actual invoice or estimation written in Japanese language along with an English translation.

4.	Method of Acceptance or Rejection:

(a)

Upon completion of the trial run, the SELLER and/or the BUILDER shall give the BUYER a notice by facsimile confirmed in writing of completion of the trial runs, as and if the SELLER considers that the results of the trial run indicate conformity of the VESSEL to this CONTRACT and/or the SPECIFICATIONS. The BUYER shall, within three (3) BUSINESS DAYS after receipt of such notice from the SELLER and/or the BUILDER, notify the SELLER and/or the BUILDER by facsimile confirmed in writing of its acceptance or rejection of the VESSEL.

(b)

However, should the results of the trial run indicate that the VESSEL, or any part or equipment thereof, does not conform to the requirement of this CONTRACT and/or the SPECIFICATIONS, or if the SELLER is in agreement to non-conformity as specified in the BUYER’s notice of rejection, then, the SELLER shall promptly cause the BUILDER to make such alterations or changes as may be necessary to correct such non-conformity and thereafter establish the fulfillment of the requirements by such tests or trials as are reasonable and necessary. Within three (3) BUSINESS DAYS after the SELLER’s or the BUILDER’s presentation to the BUYER of all relevant results during such tests or trials, the BUYER shall again notify the SELLER and/or the BUILDER in writing of its acceptance or rejection of the VESSEL.

(c)

In the event that the BUYER rejects the VESSEL, the BUYER shall indicate in its notice of rejection in what respect the VESSEL, or any part or equipment thereof, does not conform to this CONTRACT and/or the SPECIFICATIONS.

(d)

In the event that the BUYER fails to notify the SELLER and/or the BUILDER by facsimile confirmed in writing of the acceptance of or the rejection together with the reason therefore of the VESSEL within the period as provided in the above Sub-Paragraph (a) or (b), the BUYER shall be deemed to have accepted the VESSEL.

(e)

The SELLER may dispute the rejection of the VESSEL by the BUYER under this Paragraph, in which case the matter shall be submitted for final decision by arbitration in accordance with Article XIII hereof.

5.	Effect of Acceptance:

Acceptance of the VESSEL as above provided shall be final and binding as far as conformity of the VESSEL to this CONTRACT and/or the SPECIFICATIONS is concerned and shall preclude the BUYER from refusing formal delivery of the VESSEL as hereinafter provided, if the SELLER complies with all other procedural requirements for delivery as provided in Article VII hereof .

6.	Disposition of Surplus Consumable Stores:

Should any fresh water or other consumable stores, furnished by the BUILDER for the trial run remain on board the VESSEL at the time of acceptance thereof by the BUYER, the BUYER agrees to buy the same from the BUILDER at original purchase price thereof as evidenced by a copy of actual invoice or estimation written in Japanese language along with an English translation, and payment by the BUYER shall be effected upon delivery of the VESSEL.

(End of Article)

ARTICLE VII – DELIVERY

1.	Time and Place:

The VESSEL shall be delivered by the SELLER to the BUYER at the SHIPYARD not later than                     at the SELLER’s option. The SELLER shall, not later than                     , determine the three (3) months delivery range, and not later than six (6) months prior to the first day of the said three (3) months range, narrow down the said three (3) months range to one (1) month range. Further, not later than two (2) months prior to the first day of the said one (1) month range, the SELLER shall nominate a date for delivery of the VESSEL from the said one (1) month range. In the event of delays in the construction of the VESSEL or any performance required under this CONTRACT due to causes which under the terms of this CONTRACT permit postponement of the date for delivery, the aforementioned date for delivery of the VESSEL may be postponed accordingly. The aforementioned date, or such later date to which the requirement of delivery is postponed pursuant to such terms, is herein called the “DELIVERY DATE”.

The SELLER shall promptly provide the BUYER with written notices, in accordance with Article XVIII, of any determinations and/or nominations made under this Article VII paragraph 1.

2.	When and How Effected:

Provided that the BUYER shall have fulfilled all of its obligations stipulated under this CONTRACT, delivery of the VESSEL shall be effected forthwith by the concurrent delivery by each of the parties hereto to the other of the PROTOCOL OF DELIVERY AND ACCEPTANCE, acknowledging delivery of the VESSEL by the SELLER and acceptance thereof by the BUYER.

3.	Documents to be Delivered to BUYER:

Upon delivery and acceptance of the VESSEL, the SELLER shall deliver to the BUYER the following documents, which shall accompany the PROTOCOL OF DELIVERY AND ACCEPTANCE:

(a)	PROTOCOL OF TRIALS of the VESSEL made by the BUILDER pursuant to the SPECIFICATIONS.

(b)	PROTOCOL OF INVENTORY of the equipment of the VESSEL, including spare parts and the like, all as specified in the SPECIFICATIONS made by the BUILDER.

(c)	PROTOCOL OF STORES OF CONSUMABLE NATURE referred to under Paragraph 3 (b) and 6 of Article VI hereof, made by the BUILDER.

(d)

ALL CERTIFICATES including the BUILDER’S CERTIFICATE required to be furnished upon delivery of the VESSEL pursuant to this CONTRACT and the SPECIFICATIONS. It is agreed that if, through no fault on the part of the SELLER and/or the BUILDER, the formal classification certificate and/or other certificates are not available at the time of delivery of the VESSEL, provisional certificates including interim classification certificate shall be accepted by the BUYER, provided that the SELLER shall cause the BUILDER to furnish the BUYER with the formal certificates including formal classification certificate as promptly as possible after such formal certificates have been issued.

(e)

DECLARATION OF WARRANTY of the SELLER that the VESSEL is delivered to the BUYER free and clear of any liens, charges, claims, mortgages, or other encumbrances upon the BUYER’s title thereto, and in particular, that the VESSEL is absolutely free of all burdens in the nature of imposts, taxes or charges imposed by the Japanese governmental authorities, as well as of all liabilities of the SELLER and/or the BUILDER to its subcontractors, employees and crew, and of all liabilities arising from the operation of the VESSEL in the trial runs, or otherwise, prior to delivery, including the SELLER’s warranty of quality in accordance with Article IX.

(f)	DRAWING AND PLANS pertaining to the VESSEL as stipulated in the SPECIFICATIONS made by the BUILDER.

(g)	COMMERCIAL INVOICE

(h)	BILL OF SALE for the transfer of the title to the VESSEL from the SELLER to the BUYER duly notarized and appostilled.

(i)

Such other documents as the BUYER may reasonably require, and which the SELLER and/or the BUILDER can reasonably provide, to obtain financing and/or for the registration of the VESSEL. The BUYER shall reimburse any expenses incurred by the SELLER and/or the BUILDER in obtaining such documentation with supporting voucher along with English translation.

4.	Tender of VESSEL:

If the BUYER fails to take delivery of the VESSEL after completion thereof according to this CONTRACT and the SPECIFICATIONS without any justifiable reason, the SELLER shall have the right to tender delivery of the VESSEL after compliance with all procedural requirements as above provided.

5.	Title and Risk:

Title to and risk of loss of the VESSEL shall be passed to the BUYER only upon delivery and acceptance thereof having been completed as stated above; it being expressly understood that, until such delivery is effected, title to and risk of loss of the VESSEL and her equipment shall be vested in the SELLER,

6.	Removal of VESSEL:

The BUYER shall take possession of the VESSEL immediately upon delivery and acceptance thereof and shall, at its own risk, cost and expense, remove the VESSEL from the premises of the SHIPYARD within three (3) BUSINESS DAYS after delivery and acceptance thereof is effected. If the BUYER shall not remove the VESSEL from the premises of the SHIPYARD within the aforesaid three (3) BUSINESS DAYS, then, in such event the BUYER shall pay to the SELLER the reasonable mooring charges of the VESSEL.

(End of Article)

ARTICLE VIII – DELAYS AND EXTENSION OF TIME FOR DELIVERY

(FORCE MAJEURE)

1.	Causes of delay:

If, at any time before the actual delivery, either the construction of the VESSEL or any performance required as a prerequisite of delivery of the VESSEL is delayed due to Acts of God; acts of princes or rulers; requirements of government authorities; war or other hostilities or preparation therefore; terrorism; blockade; revolution, insurrections, mobilization, civil war, civil commotion or riots; vandalism; sabotages, strikes, lockouts or other labour disturbances; labour shortage; plague or other epidemics; quarantines; flood, typhoons, hurricanes, storms or other weather conditions not included in normal planning; earthquakes; tidal waves; landslides; fires, explosions, collisions or stranding; embargoes; delays or failure in transportation; shortage of materials, machinery or equipment only if the Builder could not physically secure same despite its diligent efforts; import restrictions; inability to obtain delivery or delays in delivery of materials, machinery or equipment, provided that at the time of ordering the same could reasonably be expected by the BUILDER to be delivered in time; prolonged failure, shortage or restriction of electric current, oil or gas; defects in materials, machinery or equipment which could not have been detected by the BUILDER using reasonable care; casting or forging rejects or the like not due to negligence; delays caused by the CLASSIFICATION SOCIETY or other bodies whose documents are required; destruction of or damage to the SHIPYARD or works of the BUILDER, its subcontractors or suppliers, or of or to the VESSEL or any part thereof, by any causes herein described; delays in the BUILDER’s other commitments resulting from any causes herein described which in turn delay the construction of the VESSEL or the BUILDER’s performance under this CONTRACT; and other causes or accidents beyond control of the SELLER and/or the BUILDER, its subcontractors or suppliers of the nature whether or not indicated by the foregoing words; then and in any such case, the DELIVERY DATE shall be postponed for a period of time which shall not exceed total accumulated time of all such delays. For the avoidance of doubt, bankruptcy, insolvency or rehabilitation proceedings of the Builder or its subcontractors does not qualify as a cause of delay under this paragraph.

2.	Notice of delay:

Within ten (10) days after the date of occurrence of any cause of delay, on account of which the SELLER claims that it is entitled under this CONTRACT to a postponement of the DELIVERY DATE, the SELLER shall notify the BUYER in writing or by facsimile confirmed in writing of the date such cause of delay occurred. Likewise, within ten (10) days after the date of ending of such cause of delay, the SELLER shall notify the BUYER in writing or by facsimile confirmed in writing of the date such cause of delay ended.

The SELLER shall also notify the BUYER of the period, by which the DELIVERY DATE is postponed by reason of such cause of delay, with all reasonable dispatch after it has been determined. Failure of the BUYER to object to the SELLER’s claim for postponement of the DELIVERY DATE within ten (10) days after receipt by the BUYER of such notice of claim shall be deemed to be a waiver by the BUYER of its right to object to such postponement of the DELIVERY DATE.

3.	Definition of Permissible Delay:

Delays on account of such causes as specified in Paragraph 1 of this Article and any delays specified in paragraph 2 of Article VI, paragraph 5 of Article XIII and paragraph 1 (d) of Article XVII of this CONTRACT which permits postponement of the DELIVERY DATE and always provided that such delays are not caused by SELLER/BUILDER’s default shall be understood to be permissible delays and are to be distinguished from unauthorized delays on account of which the CONTRACT PRICE is subject to adjustment as provided for in Article III hereof.

4.	Right to Rescind for Excessive Delay:

If the total accumulated time of all delays on account of the causes specified in Paragraph 1 of this Article, amount to one hundred eighty (180) days or more, then, in such event, the BUYER may rescind this CONTRACT in accordance with the provisions of Article X hereof.

The SELLER may, at any time after the accumulated time of the aforementioned delays justifying rescission by the BUYER, demand in writing that the BUYER shall make an election, in which case the BUYER shall, within twenty (20) days after such demand is received by the BUYER, either notify the SELLER of its intention to rescind this CONTRACT, or consent to a postponement of the DELIVERY DATE to a specific future date; it being understood and agreed by the parties hereto that, if any further delay occurs on account of causes justifying rescission as specified in this Article, the BUYER shall have the same right of rescission upon the same terms as hereinabove provided.

(End of Article)

29

rescission as specified in this Article, the BUYER shall have the same right of rescission upon the same terms as hereinabove provided.

(End of Article)

ARTICLE IX – WARRANTY OF QUALITY

1.	Warranty:

Subject to the provisions hereinafter set forth, the SELLER undertakes to remedy, free of charge to the BUYER, any defects in the VESSEL which are due to defective material and/or bad workmanship on the part of the SELLER, BUILDER and/or its subcontractors, provided that the defects are discovered within a period of twelve (12) months after the date of delivery of the VESSEL and a notice thereof is duly given to the SELLER as hereinafter provided.

For the purpose of this Article, the VESSEL shall include her hull, machinery, equipment and gear, but excludes any parts for the VESSEL which have been supplied by or on behalf of the BUYER.

2.	Notice of Defects:

The BUYER shall notify the SELLER in writing, or by facsimile confirmed in writing, of any defects for which claim is made under this guarantee as promptly as possible after discovery thereof. The BUYER’s written notice shall include full particulars as to the nature and extent of the claimed defects.

The SELLER shall have no obligation for any defects discovered prior to the expiry date of the said twelve (12) month period, unless notice of such defect is received by the SELLER not later than thirty (30) days after such expiry date.

3.	Remedy of Defects:

(a)

The SELLER shall remedy, at its expense, or shall cause the BUILDER to remedy, at its expense, any defects, against which the VESSEL is guaranteed under this Article, by making all necessary repairs or replacements at any of the BUILDER’s shipyards.

(b)

However, if it is impractical to bring the VESSEL to the BUILDER’s shipyard, the BUYER may cause the necessary repairs or replacements to be made elsewhere which is deemed suitable for the purpose, provided that, in such event, the SELLER may cause the BUILDER to forward or supply replacement parts or materials to the VESSEL, unless forwarding or supplying thereof to the VESSEL would impair or delay the operation or working schedule of the VESSEL. In the event that the BUYER proposes to cause the necessary repairs or replacements to be made to the VESSEL at any other shipyard or works than the BUILDER’s shipyard, the BUYER shall first, but in all events as soon as possible, give the SELLER in writing or by facsimile confirmed in writing of the time and place such repairs will be made, and if the VESSEL is not thereby delayed, or her operation or working schedule is not thereby impaired, the SELLER shall have the right to verify by their own representative(s) the nature and extents of the defects complained of. The SELLER shall, in such case, promptly advise the BUYER by facsimile, after such examination has been completed, of its acceptance or rejection of the defects as ones that are covered by the guarantee herein provided. Upon the SELLER’s acceptance of the defects as justifying remedy under this Article, or upon award of the arbitration so determining, the SELLER shall immediately pay to the BUYER for such repairs or replacements a sum equal to the reasonable cost of making the same repairs or replacements in the BUILDER’s shipyard.

(c)	In any case, the VESSEL shall be taken at the BUYER’s cost and responsibility to the place elected, ready in all respects for such repairs or replacements.

(d)	Any dispute under this Article shall be referred to arbitration in accordance with the provisions of Article XIII hereof.

4.	Extent of SELLER’s and/or the BUILDER’s Responsibility:

(a)

The SELLER shall have no responsibility or liability for any other defects whatsoever in the VESSEL than the defects specified in Paragraph 1 of this Article. Nor the SELLER and/or the BUILDER shall in any circumstances be responsible or liable for any consequential losses, damages or expenses including, but not limited to, loss of time, loss of profit or earning or demurrage directly or indirectly occasioned to the BUYER by reason of the defects specified in Paragraph 1 of this Article or due to repairs or other work done to the VESSEL to remedy such defects..

(b)

The SELLER shall not be responsible for any defects in any part of the VESSEL which may subsequent to delivery of the VESSEL have been replaced or in any way repaired by any other contractor or for any defects which have been caused or aggravated by omission or improper use and maintenance of the VESSEL on the part of the BUYER, its servants or agents or by ordinary wear and tear or by any other circumstances whatsoever beyond the control of the SELLER.

(c)

The guarantee contained as hereinabove in this Article replaces and excludes any other liability, guarantee, warranty and/or condition imposed or implied by the law, customary, statutory or otherwise, by reason of the construction and sale of the VESSEL by the SELLER and/or the BUILDER for and to the BUYER.

(End of Article)

ARTICLE X – RESCISSION BY BUYER

1.	Notice:

The prepayments made by the BUYER prior to the delivery of the VESSEL shall be in the nature of advances to the SELLER. In the event that the BUYER shall exercise its right of rescission of this CONTRACT under and pursuant to any of the provisions of this CONTRACT specifically permitting the BUYER to do so, then the BUYER shall notify the SELLER in writing or by facsimile confirmed in writing, and such rescission shall be effective as of the date notice thereof is received by the SELLER (hereinafter the “RECISSION DATE”).

2.	Definition of the SELLER’s Default:

The SELLER shall be deemed to be in default under this CONTRACT:

(a)

If a petition is filed or an order is made or an effective resolution is passed for the winding up or dissolution or liquidation of the SELLER or the BUILDER; or if a Receiver is appointed of the undertaking or property of the SELLER or the BUILDER; or if the SELLER or the BUILDER shall apply to any Court for protection from its creditors; or if any similar process or proceeding to the aforesaid is initiated under the laws of any relevant jurisdiction;

(b)	If the Corporate Refund Guarantee by the SELLER is not issued and/or is not maintained in accordance with the terms of this CONRACT; or

(c)	If the BUILDER ceases to carry on its shipbuilding business.

3.	Refund by SELLER:

Thereupon the SELLER shall promptly refund and in no event later than five (5) BUSINESS DAYS from the RECISSION DATE to the BUYER the full amount of all sums paid by the BUYER to the SELLER on account of the VESSEL, unless the SELLER proceeds to the arbitration under the provisions of Article XIII hereof.

In such event, the SELLER shall pay the BUYER interest at the rate of LIBOR (“LIBOR” as referred to under this CONTRACT means the offered rate of leading banks for London inter-bank for one (1) month US Dollar as applicable deposit which will be displayed on the Telerate Page 3750 of Telerate Monitor as of 11:00 a.m. (London Time) on each corresponding date) at the time of the payments for the respective Installments by the BUYER to the SELLER, plus percent (2%) per annum (hereinafter called the “INTEREST”) on the amount required herein to be refunded to the BUYER, computed from the respective dates on which such sums were paid by the BUYER to the SELLER to the date of remittance by telegraphic transfer of such refund to the BUYER by the SELLER.

4.	Discharge of Obligations:

Upon such refund by the SELLER to the BUYER, all obligations, duties and liabilities of each of the parties hereto to the other under this CONTRACT shall be forthwith completely discharged.

(End of Article)

ARTICLE XI – BUYER’S DEFAULT

1.     Definition of Default:

The BUYER shall be deemed to be in default of performance of its obligations under this CONTRACT in the following cases:\

(a)    If the BUYER fails to pay any of the 1st, 2nd and 3rd Installments to the SELLER as provided for in Article II hereof;

(b)    If the BUYER fails to make deposit covering the 4th Installment and/or fails to pay the 4th Installment to the SELLER concurrently with the delivery of the VESSEL by the SELLER to the BUYER as provided in Article II hereof;

(c)    If the BUYER fails to take delivery of the VESSEL, when the VESSEL is duly tendered for delivery by the SELLER under the provisions of Article VII hereof; or

(d)   i)  If a petition is filed or an order is made or an effective resolution is passed for the winding up or dissolution or liquidation of the BUYER or its guarantor who shall guarantee the BUYER’s obligation and due performance under this Contract (hereinafter called the “GUARANTOR”); or if a Receiver is appointed of the undertaking or property of the BUYER or the GUARANTOR; or if the BUYER or the GUARANTOR shall apply to any Court for protection from its creditors; or if any similar process or proceeding to the aforesaid is initiated under the laws of any relevant jurisdiction; or

    ii)If an event of default under Article XI.1 of the Contract dated                     (as may be amended from time to time) for construction and sale of DEADWEIGHT 60,200 METRIC TON TYPE SINGLE SCREW MOTOR BULK CARRIER with the BUILDER’s Hull No.             made and entered into by and between the                                                                       and the SELLER under the said Contract be occurred, and thereafter the SELLER under the said Contract could not recover their right, damage and claim from the Guarantor with regard to such Vessel

(e)    If the BUYER or the GUARANTOR ceases to carry on its business; or

2.     Interest and Charge:

If the BUYER is in default of payment as to any Installment as provided in Paragraph 1. Sub-paragraph (a) and (b) of this Article, the BUYER shall pay interest on such Installment at the rate of LIBOR (as defined under Article X) at the due date of such Installment, plus two percent (2%) per annum from the due date thereof to the date of payment to the SELLER of the full amount including interest; in case the BUYER shall fail to take delivery of the VESSEL as provided in Paragraph 1. Sub-paragraph (c) of this Article, the BUYER shall be deemed in default of payment of the Fourth Installment and shall pay interest thereon at the same rate as aforesaid from and including the day on which the VESSEL is tendered for delivery by the SELLER.

In any event of default by the BUYER, the BUYER shall also pay all charges and expenses incurred by the SELLER in consequence of such default.

3.	Effect of Default:

(a)	If any default by the BUYER occurs as provided hereinbefore, the BUILDER shall be entitled to postpone the DELIVERY DATE for days not exceeding the period of continuance of such default by the BUYER.

(b)

If any default by the BUYER set forth in Paragraph 1. Sub-paragraph (a), (b) or (c) of this Article continues for a period of fifteen (15) days, or if any default by the BUYER set forth in Paragraph 1. Sub-paragraph (d), (e) or (f) of this Article occurs, the SELLER may, at its option, rescind this CONTRACT by giving notice of such effect to the BUYER by facsimile confirmed in writing.

Upon receipt by the BUYER of such notice of rescission, this CONTRACT shall forthwith become null and void and any of the BUYER’S SUPPLIES as defined in Article XVII hereof shall become the sole property of the SELLER.

In the event of such rescission of this CONTRACT in accordance with this Article XI, the SELLER shall be entitled to retain any Installment or Installments theretofore paid by the BUYER to the SELLER on account of this CONTRACT (hereinafter called the “Retained Installments”), and the SELLER shall not be required to refund the Retained Installments to the BUYER and shall be entitled to apply the Retained Installments to all losses and damages arising directly or indirectly from such default by the BUYER mentioned above. The rights and remedies of the SELLER hereunder are cumulative and in addition to the SELLER’s rights, powers and remedies existing at law or in equity or otherwise.

For the avoidance of doubts, it is confirmed that the rescission of this CONTRACT referred to in the second paragraph this Sub-Paragraph (b) and Paragraph 4 of this Article shall include any rescission of this CONTRACT by any receiver, liquidator, trustee or administrator of the BUYER or its major shareholder in bankruptcy or any insolvency proceedings who is entitled to rescind this CONTRACT under any applicable law in connection with such bankruptcy or insolvency proceedings.

4.	Sale of VESSEL:

(a)

In the event of rescission of this CONTRACT as above provided, the SELLER shall have full right and power either to complete or not to complete the VESSEL as it deems fit, and to sell the VESSEL at a public or private sale on such terms and conditions as the SELLER thinks fit without being answerable for any loss or damage. There shall be no obligation on the SELLER to exercise reasonable care in order to obtain a proper price for the VESSEL and the SELLER shall not be liable to the BUYER for any loss or damage howsoever caused in connection with such sale of the VESSEL, in particular, for the avoidance of doubts and without limiting the generality of the foregoing, whether such loss or damage is caused by the negligence or other conduct of the SELLER, its servants or agents.

(b)

In the event of the sale of the VESSEL in its completed state, the proceeds of the sale received by the SELLER shall be applied firstly to payment of all expenses attending such sale and otherwise incurred by the SELLER as a result of the BUYER’s default, and then to payment of all unpaid Installments of the CONTRACT PRICE and interest on such Installments at the rate of LIBOR (as defined under Article X) at the due date of such Installment, plus two percent (2%) per annum-from the respective due dates thereof to the date of application.

(c)

In the event of the sale of the VESSEL in its incomplete state, the proceeds of sale received by the SELLER shall be applied firstly to all expenses attending such sale and otherwise incurred by the SELLER as a result of the BUYER’s default, and then to payment of all costs of construction of the VESSEL and further to compensation for all losses and damages directly or indirectly incurred by the SELLER as a result of the BUYER’s default, including but not limited to, a reasonable loss of profit due to the rescission of this CONTRACT, less the Retained Installments.

(d)

In either of the above events of sale, if the proceeds of sale exceeds the total of amount to which such proceeds are to be applied as aforesaid, the SELLER shall promptly pay the excess to the BUYER without interest, provided, however, that the amount of such payment to the BUYER shall in no event exceed the total amount of the Retained Installments and the costs of the BUYER’S SUPPLIES, if any.

(e)

If the proceeds of sale are insufficient to pay such total amounts payable as aforesaid, the BUYER shall promptly pay the deficiency to the SELLER upon requested in no event later than five (5) BUSINESS DAYS from the RECISSION DATE.

(End of Article)

ARTICLE XII – INSURANCE

1.	Extent of Insurance Coverage:

From the time of the erection of first block of the VESSEL to the building berth/dock until the same is completed, delivered to and accepted by the BUYER, the SELLER shall cause the BUILDER, at the BUILDER’s own cost and expense, keep the VESSEL and all machinery, materials, equipment, appurtenances and outfit, delivered to the SHIPYARD for the VESSEL or built into, or installed in or upon the VESSEL, including the BUYER’S SUPPLIES, fully insured with Japanese insurance companies under coverage corresponding to the Japanese Builder’s Risks Insurance Clause.

The amount of such insurance coverage shall, up to the date of delivery of the VESSEL, be in an amount at least equal to, but not limited to, the aggregate of the payment made by the BUYER to the SELLER including the value of the BUYER’S SUPPLIES.

The policy referred to hereinabove shall be taken out in the name of the BUILDER and all losses under such policy shall be payable to the BUILDER.

2.	Application of Recovered Amount:

(a)	Partial loss:

In the event the VESSEL shall be damaged by any insured cause whatsoever prior to acceptance thereof by the BUYER and in the further event that such damage shall not constitute an actual or a constructive total loss of the VESSEL, the SELLER shall cause the BUILDER to apply the amount recovered under the insurance policy referred to in Paragraph 1 of this Article to the repair of such damage satisfactory to the CLASSIFICATION SOCIETY, and the BUYER shall accept the VESSEL under this CONTRACT if completed in accordance with this CONTRACT and SPECIFICATIONS.

(b)	Total Loss:

However, in the event that the VESSEL is determined to be an actual or constructive total loss, the SELLER shall refund immediately to the BUYER the amount of all Installments paid to the SELLER under this CONTRACT without any interest, whereupon this CONTRACT shall be deemed to be rescinded and all rights, duties, liabilities and obligations of each of the parties to the other shall terminate forthwith.

3.	Termination of SELLER’s Obligation to Insure:

The SELLER’s obligation to insure the VESSEL hereunder shall cease and terminate forthwith upon delivery of the VESSEL as evidenced by the duly signed Protocol of Delivery and Acceptance.

(End of Article)

ARTICLE XIII – DISPUTE AND ARBITRATION

1.	Proceedings:

In the event of any dispute between the parties hereto as to any matter arising out of or relating to this CONTRACT or any stipulations herein or with respect hereto which cannot be settled by the parties themselves, such dispute shall be submitted to and settled by arbitration held in London, England, in accordance with the Laws of England and in accordance with the rules then in force of the London Maritime Arbitrators’ Association (the “LMAA”).

Either party may demand arbitration of any such disputes by giving written notice to the other party. Any demand for arbitration by either party hereto shall state the name of the arbitrator appointed by such party and shall also state specifically the question or questions as to which such party is demanding arbitration.

Within twenty (20) days after receipt of such notice of such demand for arbitration, the other party shall in turn appoint a second arbitrator. The two arbitrators thus appointed shall thereupon select a third arbitrator, and the three arbitrators so named shall constitute the arbitration tribunal (hereinafter called the “ARBITRATION TRIBUNAL”) for the settlement of such dispute.

In the event, however, that the said other party should fail to appoint a second arbitrator as aforesaid within twenty (20) days following receipt of notice of demand of arbitration, it is agreed that the said other party shall thereby be deemed to have accepted and appointed as its own arbitrator the one appointed by the party demanding arbitration, and the arbitration shall proceed forthwith before this sole arbitrator who alone, in such event, shall constitute the ARBITRATION TRIBUNAL. And in the further event that the two arbitrators appointed respectively by the parties hereto as aforesaid should be unable to reach agreement on the appointment of the third arbitrator within twenty (20) days from the date on which the second arbitrator is appointed, either party of the said two arbitrators may apply to the President for the time being of the London Maritime Arbitrators Association to appoint the third arbitrator.

The award made by the sole arbitrator or by the majority of the three (3) arbitrators, as the case may be, subject to any appeal by either party (including, without limitation an appeal by a party on a point of law under section 69(3) of the Arbitration Act 1996), shall be final, conclusive and binding upon the parties hereto. Any arbitration proceedings under this CONTRACT shall be subject to the provisions of the Arbitration Act 1996 or any statutory modification or re-enactment thereof for the time being in force.

Notwithstanding the preceding provisions of this paragraph, it is recognized that in the event of any dispute or difference of opinion arising in regard to the construction of the VESSEL, her machinery or equipment, or concerning the quality of materials or workmanship thereof or thereon or regarding the CONTRACT or the SPECIFICATIONS, such dispute may be referred to the CLASSIFICATION SOCIETY upon mutual agreement of the parties hereto as far as the CLASSIFICATION SOCIETY agrees to determine such dispute, or to such other expert upon mutual agreement of the parties hereto. The decision of the CLASSIFICATION SOCIETY or the expert shall be final and binding upon the parties hereto

2.	Notice of Award:

The award shall immediately be given to the BUYER and the SELLER in writing or by facsimile confirmed in writing.

3.	Expenses:

The ARBITRATION BOARD shall determine which party shall bear the expenses of the arbitration or the portion of such expenses which each party shall bear.

4.	Entry in Court:

Judgment upon the award may be entered in any court having jurisdiction thereof.

5.	Alteration of DELIVERY DATE:

In the event of reference to arbitration of any dispute arising out of the matters occurring prior to delivery of the VESSEL, the award may include any postponement of the DELIVERY DATE which the ARBITRATION BOARD may deem appropriate.

(End of Article)

ARTICLE XIV – RIGHT OF ASSIGNMENT

Neither of the parties hereto shall assign this CONTRACT to a third party unless prior consent of the other party is given in writing.

SELLER to provide their consent to the assignment of the contract to the BUYER’s financing bank upon request from the BUYERS. Such consent not to be unreasonably withheld or delayed by the SELLER.

In case of assignment by the BUYER, such assignment shall further be subject to approval of the Japanese Government, and the BUYER shall remain liable under this CONTRACT.

This CONTRACT shall enure to the benefit of and shall be binding upon the lawful Successors or the legitimate assigns of either of the parties hereto.

(End of Article)

ARTICLE XV – TAXES AND DUTIES

1.	Taxes and Duties in Japan:

The SELLER shall bear and pay all taxes and duties imposed in Japan in connection with execution and/or performance of this CONTRACT, excluding any taxes and duties imposed in Japan upon the BUYER’S SUPPLIES as defined in Article XVII hereof and any other items to be supplied by the BUYER.

2.	Taxes and Duties outside Japan:

The BUYER shall bear and pay all taxes and duties imposed outside Japan in connection with execution and/or performance of this CONTRACT, except for taxes and duties imposed upon those items to be procured by the SELLER and/or the BUILDER for construction of the VESSEL.

(End of Article)

ARTICLE XVI – PATENTS, TRADEMARKS, COPYRIGHTS, ETC.

1.	Patents, Trademarks and Copyrights:

Machinery and equipment of the VESSEL may bear the patent number, trademarks or trade names of the manufacturers.

The SELLER shall defend and hold harmless the BUYER from patent liability or claims of patent infringement of any nature or kind, including costs and expenses for, or on account of any patented or patentable invention made or used in the performance of this CONTRACT and also including costs and expenses of litigation, if any.

Nothing contained herein shall be construed as transferring any patent or trademark rights or copyright in equipment covered by this CONTRACT, and all such rights are hereby expressly reserved to the true and lawful owners thereof.

The SELLER’s and/or the BUILDER’s warranty hereunder does not extend to the BUYER’S SUPPLIES as defined in Article XVII hereof.

2.	General Plans, SPECIFICATIONS and Working Drawings:

The SELLER retains all rights with respect to the SPECIFICATIONS, and plans and working drawings, technical descriptions, calculations, test results and other data, information and documents concerning the design and construction of the VESSEL (hereinafter collectively called the “PROPRIETARY INFORMATION”) and the BUYER undertakes therefore not to disclose the same or divulge any information contained therein to any third parties, without the prior written consent of the SELLER, excepting where it is necessary for usual operation, repair, maintenance and use of the VESSEL including the sale of the VESSEL to a third party after delivery of the VESSEL. The BUYER shall make known to such third parties to whom the PROPRIETARY INFORMATION needs to be disclosed, the terms of this Paragraph and ensure that they are under obligation to be bound by the terms hereof.

(End of Article)

ARTICLE XVII – BUYER’S SUPPLIES

1.	Responsibility of BUYER:

(a)

The BUYER shall, at its own risk, cost and expense, supply and deliver to the BUILDER all of the items to be furnished by the BUYER as specified in 3:01 General Part of the SPECIFICATIONS (hereinafter called the “BUYER’S SUPPLIES”) at warehouse or other storage of the SHIPYARD or, if the SELLER and/or the BUILDER so requests, at premises of the BUILDER’s subcontractor in the proper condition ready for installation in or on the VESSEL, in accordance with the time schedule designated by the SELLER and/or the BUILDER.

(b)

In order to facilitate installation by the BUILDER of the BUYER’S SUPPLIES in or on the VESSEL, the BUYER shall furnish the SELLER and/or the BUILDER with necessary specifications, plans, drawings, instruction books, manuals, test reports and certificates required by the rules and regulations. The BUYER, if so requested by the SELLER and/or the BUILDER, shall, without any charge to the SELLER and/or the BUILDER, cause the representatives of the manufacturers of the BUYER’S SUPPLIES to assist the SELLER and/or the BUILDER in installation thereof in or on the VESSEL and/or to carry out installation thereof by themselves or to make necessary adjustments thereof at the SHIPYARD or premises of the BUILDER’s subcontractor.

(c)

Any and all of the BUYER’S SUPPLIES shall be subject to the SELLER’s and/or the BUILDER’s reasonable right of rejection, as and if they are found to be unsuitable or in improper condition for installation. However, if so requested by the BUYER, the SELLER may cause the BUILDER to repair or adjust the BUYER’S SUPPLIES without prejudice to the SELLER’s and/or the BUILDER’s other rights hereunder and without being responsible for any consequences therefrom. In such case, the BUYER shall reimburse the SELLER for all costs and expenses incurred by the SELLER and/or the BUILDER in such repair or adjustment and the DELIVERY DATE may be postponed up to a period of time necessary for such repair or replacement.

(d)

Should the BUYER fail to deliver any of the BUYER’S SUPPLIES within the time designated, the DELIVERY DATE may be extended up to a period of such delay in delivery. In such event, the BUYER shall be responsible and pay to the SELLER for all losses and damages incurred by the SELLER and/or the BUILDER by reason of such delay in delivery of the BUYER’S SUPPLIES and such payment shall be made upon delivery of the VESSEL. If delay in delivery of any of the BUYER’S SUPPLIES exceeds fifteen (15) days, then, the SELLER and/or the BUILDER shall be entitled to proceed with construction of the VESSEL without installation thereof in or on the VESSEL, without prejudice to the SELLER’s and/or the BUILDER’s other rights as hereinabove provided, either;

- i) without installation of such BUYER’S SUPPLIES in or on the VESSEL, or

- ii) with installation of substitute for such BUYER’S SUPPLIES in or on the VESSEL,

and the BUYER shall accept and take delivery of the VESSEL so constructed.

The cost of such substitute provided in the above ii) shall be reimbursed by the BUYER to the SELLER upon delivery of the VESSEL.

2.	Responsibility of SELLER:

The SELLER shall procure the BUILDER to be responsible for storing and handling with reasonable care of the BUYER’S SUPPLIES after delivery thereof at the SHIPYARD or any other place designated by the SELLER and/or BUILDER but in all circumstances the BUYER’S SUPPLIES shall be clearly marked and identified by the BUYER as belonging to the BUYER, and shall, at its own cost and expense, install them in or on the VESSEL, unless otherwise provided herein or agreed by the parties hereto, provided, always, that the SELLER and/or the BUILDER shall not be responsible for quality, efficiency and/or performance of any of the BUYER’S SUPPLIES.

However, the BUYER shall be responsible for storing, handling and loading of any BUYER’S stores, provisions and other articles for the VESSEL, other than the BUYER’S SUPPLIES.

(End of Article)

ARTICLE XVIII – NOTICE

1.	Address:

Any and all notices and communications in connection with this CONTRACT shall be addressed as follows:

To the BUYER:

Attention:

To the SELLER:

SUMITOMO CORPORATION

Ship & Marine Project Dept. No. 1

1-8-11, Harumi, Chuo-ku, Tokyo, Japan

2.	Language:

Any and all notices and communications in connection with this CONTRACT shall be written in the English language.

(End of Article)

ARTICLE XIX – EFFECTIVE DATE OF CONTRACT

This CONTRACT shall become effective as from the date of execution hereof by the BUYER and the SELLER (the “EFFECTIVE DATE’).

However, in the event that Construction Permit for the VESSEL shall not have been issued by the Japanese Government before the keel-laying of the VESSEL provided always that the SELLER has used reasonable endeavours to obtain the same, then in such case, the SELLER shall immediately refund any amounts received from the BUYER to date without any interest and this CONTRACT shall thereafter become null and void, unless otherwise mutually agreed in writing between the parties hereto, and the parties hereto shall be immediately and completely discharged from all of their obligations to each other under this CONTRACT as though this CONTRACT had never been entered into at all.

(End of Article)

ARTICLE XX – INTERPRETATION

1.	Laws Applicable:

The parties hereto agree that the validity and interpretation of this CONTRACT and of each Article and part thereof shall be governed by the laws of England.

2.	Discrepancies:

All general language or requirements embodied in the SPECIFICATIONS are intended to amplify, explain and implement the requirements of this CONTRACT. However, in the event that any language or requirements so embodied permit of an interpretation inconsistent with any provisions of this CONTRACT, then, in each and every such event, the applicable provisions of this CONTRACT shall prevail and govern. The SPECIFICATIONS and plans are also intended to explain each other, and anything shown on the plans and not stipulated in the SPECIFICATIONS or stipulated in the SPECIFICATIONS and not shown on the plans shall be deemed and considered as if embodied in both. In the event of conflict between the SPECIFICATIONS and plans, the SPECIFICATIONS shall prevail and govern.

3.	Entire Agreement:

This CONTRACT contains the entire agreement and understanding between the parties hereto and supersedes all prior negotiations, representations, undertakings and agreements on any subject matter of this CONTRACT.

(End of Article)

ARTICLE XXI – CONFIDENTIALITY

Neither of the parties hereto shall disclose or divulge any or whole terms and conditions under this CONTRACT to any third party unless prior consent of the other party is given in writing, excepting where it is necessary for the party to perform its obligations under this CONTRACT or to the extent it is required by law, by any governmental or other regulatory authority or by a court or other authority of competent jurisdiction. In case of such disclosure, The BUYER shall send, where possible and where it is not prohibited from doing so, prior notice to the SELLER together with the disclosure wording.

The parties hereto shall make known to such third parties to whom any terms of this CONTRACT needs to be disclosed the terms of this Article and ensure that they are under obligation to be bound by the terms hereof.

This Article shall continue in force for a period of four (4) years from the Effective Date of this CONTRACT notwithstanding the completion or termination of this CONTRACT.

(End of Article)

ARTICLE XXII – COMPLIANCE AND ANTI-BRIBERY

1.	Representations of the Parties:

During the term of this CONTRACT, each party certifies and represents as follows:

(a)

It will comply with the laws of any jurisdiction applicable to such party as it relates to this CONTRACT, including but not limited to any applicable anti-corruption and anti-bribery laws, also including, without limitation, the United States Foreign Corrupt Practices Act (“US FCPA”), the UK Bribery Act 2010 (“UK Bribery Act”) and the anti-bribery or anti-corruption laws of Japan as such laws may be amended from time to time.

(b)

In connection with this CONTRACT, it has not and will not make any payments or gifts or provide other advantages, or any offers or promises of payments or gifts or other advantages of any kind, directly or indirectly, to:

a.	any person or entity with the intention of obtaining or retaining a business advantage for itself or the other party to this CONTRACT;

b.

any official or member of any government or any agency or instrumentality thereof; any official or member of any public international organisation or any agency or instrumentality thereof; any or official of a political party or any candidate for political office (herein ‘public official’); or any person while knowing or reasonably suspecting that all or a portion of such money or thing of value will be offered, given or promised, directly or indirectly, to any public official, in violation of the UK Bribery Act, the US FCPA or the laws of Japan.

c.

In connection with this CONTRACT, it has not and will not request, agree to accept or accept from any person or entity any payments or gifts or other advantages, or any offers or promises of payments or gifts or other advantages of any kind, directly or indirectly, as a reward or inducement to perform its obligations under this CONTRACT in any way improperly.

2.	Indemnification:

Each party agrees that it will fully indemnify, defend and hold harmless the other party from any claims, liabilities, damages, expenses, penalties, judgments and losses (including reasonable attorneys’ fees) assessed or resulting by reason of a breach of the representations and undertakings contained in this Article XXII to the extent permitted by law.

(End of Article)

IN WITNESS WHEREOF, the parties hereto have caused this CONTRACT to be duly executed the day and year first above written.

BUYER:	SELLER: SUMITOMO CORPORATION

By:	By:
Title:	Title:

Schedule 1 Form of Corporate Refund Guarantee

Trust Company Complex, Ajeltake Road, Ajeltake Island,

Majuro, Marshall Islands, MH96960

Date :

Dear Sirs,

IRREVOCABLE REFUNDMENT LETTER OF GUARANTEE

MES HULL NO.

In consideration of your making advance payments to Sumitomo Corporation, Tokyo, Japan of any or all of the installments (or part thereof) aggregating United States Dollars                     representing fifty percent of the contract price payable before delivery of one (1) Deadweight 60,200 Metric Ton Type Single Screw Motor Bulk Carrier to be built by Mitsui Engineering & Shipbuilding Co., Ltd., Tokyo, Japan with their Hull No.             (hereinafter called the “Vessel”), in conformity with the terms and conditions of the Shipsales Contract dated                     (hereinafter called the “Contract”) between you and us, covering the construction and sale of the Vessel, we, the undersigned, hereby absolutely, unconditionally and irrevocably guarantee that we will pay to you the amounts of said payments in United States Dollars to the extent so paid by you to us, together with interest thereon as provided in the Contract, upon your first written demand stating that the said sum has become refundable under and by virtue of the Contract.

The liability of the undersigned under this guarantee shall not be affected by any amendment, changes or modifications to the Contract, provided that such amendment, change or modification shall not affect the amount of the liability of the undersigned under the guarantee.

This Letter of Guarantee shall become null and void upon receipt by you of the sum guaranteed hereby together with interest thereon or upon the acceptance by you of the delivery of the Vessel constructed in accordance with terms and conditions of the Contract and in either case this Letter of Guarantee shall be returned to us.

This Letter of Guarantee, and all rights and obligations arising hereunder shall be governed by and construed in accordance with the laws of England with arbitration in London.

SUMITOMO CORPORATION

By:
Title: